Exhibit 15

May 1, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington DC 20549

Re: Ford Motor Credit Company LLC Registration Statement Nos. 333-180094 and 333-180342 on Form S-3

Commissioners:

We are aware that our report dated May 1, 2013 on our review of interim financial information of Ford Motor Credit Company LLC (the "Company") for the three-month periods ended March 31, 2013 and 2012 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2013 is incorporated by reference in the aforementioned Registration Statements.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan